                                                                   Exhibit 10(e)

                                 INTERTAN, INC.

                           DEFERRED COMPENSATION PLAN

                                                                November 1, 2001

                                 PLAN AGREEMENT

To:  HEINZ STIER

         The Organization and Compensation Committee of the Board of Directors of InterTAN, Inc. (the "Committee") has selected you to participate in the Deferred Compensation Plan (the "Plan"), a copy of which is furnished to you herewith.

         Your participation in the Plan is voluntary and conditioned upon your acceptance of this Plan Agreement in the manner provided below, by which it shall be agreed between us as follows:

         1) Your participation in the Plan and the rights accruing to you and your designated Beneficiary(ies) thereunder shall be in all respects subject to the terms and conditions of the Plan, the full text of which, and as it may be from time to time amended, is incorporated herein by reference. You agree to be bound by the terms and provisions of the Plan, and specifically, but without limitation, to the noncompetition provisions set forth in Section
              5.5 of the Plan.

         2) For the purpose of determining the amount of benefits payable by InterTAN, Inc. ("InterTAN") under the Plan, it is agreed and stipulated that your Plan Benefit Amount is Cdn. $1,857,000. At the end of the Plan Agreement is an Addendum, which from time to time may be used to alter the Plan Benefit Amount as defined in the Plan by filling in the changed amount of the Plan Benefit Amount, by dating such change, and by InterTAN and you executing such Addendum.

         3) You acknowledge receipt of a Beneficiary Designation Form furnished you herewith and agree that upon your acceptance and return of this Plan Agreement as provided below, you will deliver such form completed as therein required.

         If you desire to participate in the Plan, please accept and return the enclosed copy of this letter, together with your completed Beneficiary Designation Form, to Jeffrey A. Losch, on or before thirty (30) days from the date hereof, whereupon you shall become a Participant in the Plan according and subject to the terms thereof. If you do not accept and return such copy within the above time period, then we will assume that you have voluntarily elected not to participate in the Plan.

                                        Yours very truly,

                                        INTERTAN, INC.


                                        By:  /s/ Brian E. Levy
                                           ------------------------------------
                                           Brian E. Levy, President & Chief
                                           Executive Officer


ACCEPTED THIS 20/th/ day of November, 2001.



  /s/ Heinz Stier
--------------------------
Heinz Stier